EXHIBIT 10.28
AMENDMENT NO. 1 TO WELLTOWER INC. AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
This AMENDMENT NO. 1 (this “Amendment”) to the WELLTOWER INC. AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN (as so amended, the “Plan”) is adopted by the Company’s Board of Directors (the “Board”) as of October 30, 2025. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
WHEREAS, Section 14.1 of the Plan grants the Board the power and authority to amend the Plan without stockholder approval, provided that stockholder approval of any such amendment is not required by applicable law or the rules and regulations of the principal securities exchange on which the shares of Common Stock are traded or quoted; and
WHEREAS, the Company desires to amend Section 10.2(b) of the Plan to clarify the scope of certain exclusions from the minimum vesting restrictions set forth therein.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.    The last sentence of Section 10.2(b) of the Plan is hereby amended and restated as follows:
Furthermore, such minimum vesting restrictions shall not be applicable to Substitute Awards or any grants of Other Stock Unit Awards in payment, redemption or otherwise in satisfaction of (i) Performance Awards pursuant to Article IX or (ii) awards of “LTIP Units” or “Option Units” of Welltower OP LLC.
2.    Except as expressly amended hereby, all other terms and conditions of the Plan shall remain in full force and effect. This Amendment may be executed by facsimile or other electronic transmission.
3.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Ohio, without regard to the principles of conflicts of law.
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